Exhibit 99.1

For Immediate Release

Contacts:	Krista Bessinger	Bob Wynne
	Oracle Investor Relations	Oracle Corporate Communications
	+1.650.506.4073	+1.650.506.5834
	investor_us@oracle.com	bob.wynne@oracle.com

Oracle’s Q4 Fiscal 2006 Preliminary Financial Results Exceed Guidance

New License Revenues Grew 32%

REDWOOD SHORES, Calif., June 15, 2006—Oracle Corporation (NASDAQ: ORCL), today announced that preliminary Q4 fiscal 2006 financial results exceeded management’s previous guidance.

New software license revenues increased 32% to $2.12 billion, exceeding previous guidance of 8% to 18% growth. Database technology license revenues grew 18%, while applications license revenues increased 83%. Organic applications license revenues, which exclude the Siebel and Retek acquisitions, increased 56%.

Fourth quarter total GAAP revenues increased 25% to $4.85 billion, exceeding previous guidance of 13% to 17% growth. Q4 GAAP earnings per share are estimated to be $0.24, as compared to previous guidance of $0.21 to $0.23.

Total non-GAAP revenues increased to $4.94 billion or 22% in the fourth quarter, exceeding previous guidance of 10% to 14% growth. Non-GAAP earnings per share are estimated to be $0.29, as compared to previous guidance of $0.26 to $0.28.

These preliminary financial results are subject to revision. Oracle will release its final results on June 22nd, as previously announced, and will hold a conference call and web broadcast to discuss the results at 2:00 p.m. (PDT) / 5:00 p.m. (EDT). To access the live web broadcast of the event, please visit the Oracle Investor Relations website at http://www.oracle.com/investor.

About Oracle

Oracle Corporation is the world’s largest enterprise software company. For more information about Oracle, please call Investor Relations at (650) 506-4073.

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“Safe Harbor” Statement: Statements in this press release relating to Oracle’s preliminary 2006 fourth quarter results and future plans and prospects are “forward-looking statements” and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. These preliminary 2006 fourth quarter results are subject to revision. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Economic, political and market conditions could adversely affect our revenue growth and profitability through reductions in IT budgets and expenditures. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, unanticipated fluctuations in currency exchange rates, delays in delivery of new products or releases, or a decline in our renewal rates for software license updates and product support. (3) We cannot assure market acceptance of new products or new versions of existing products. (4) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues, or may disrupt our existing operations. (5) Periodic changes to our pricing model and sales organization could temporarily disrupt operations and cause a decline or delay in sales. (6) Intense competitive forces demand rapid technological advances and frequent new product introductions, and could require us to reduce prices. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K, as amended, and Form 10-Q, particularly under the heading “Factors That May Affect Our Future Results or the Market Price of Our Stock.” Copies of these filings are available online from the SEC at www.sec.gov or by contacting Oracle Corporation’s Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this release is current as of June 15, 2006. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q4 Fiscal 2006 Preliminary Financial Results

RECONCILIATION OF ESTIMATED GAAP MEASURES TO NON-GAAP MEASURES (1)

(in millions, except per share data)

	Q4 Fiscal 2005			Q4 Fiscal 2006
	GAAP Actuals	Adj.	Non-GAAP Actuals	GAAP Estimate	Adj.	Non GAAP Estimate

New Software License Revenues	$1,609		$1,609	$2,121		$2,121
Growth %				32%		32%

Total Revenues	$3,878	$178	$4,056	$4,851	$86	$4,937
Growth %				25%		22%

Net Income	$1,022	$333	$1,355	$1,296	$236	$1,532
Growth %				27%		13%

Diluted Earnings Per Share	$0.20		$0.26	$0.24		$0.29

Diluted Weighted Shares Outstanding	5,234		5,234	5,373		5,373

Reconciliation of GAAP to Non-GAAP:

Deferred support revenue		$178			$86
Amortization of intangibles		121			185
Acquisition related		105			15
Restructuring		40			48
Stock-based compensation		15			8
Income tax effect on above adjustments		(126)			(106)

		$333			$236

(1)	See Appendix A for an explanation of non-GAAP measures.

APPENDIX A

ORACLE CORPORATION

Q4 FISCAL 2006 PRELIMINARY FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

Due to a series of acquisitions, our results of operations have undergone significant change. To supplement our preliminary financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the table, which exclude certain business combination accounting entries, and expenses related to acquisitions and other significant expenses, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effect:

•	Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with acquisitions. Because these are typically one-year contracts, our GAAP revenues for the one-year period subsequent to acquisitions do not reflect the full amount of revenue on assumed contracts that would have otherwise been recorded by the acquired entities. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot assure that customers will renew these contracts.

•	Stock-based compensation: Certain of our operating expenses include stock-based compensation related to unvested stock options assumed in connection with acquisitions. We believe it is useful to highlight the effect of stock-based compensation related to acquisitions because, in compliance with our historical practices under SFAS 123, we do not otherwise expense Oracle stock-based compensation in the current or in past reporting periods. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock-based compensation expenses will recur in future periods.

•	Amortization of intangible assets: We have excluded the effect of amortization of intangibles from our non-GAAP net income. We believe this is useful because, prior to the PeopleSoft acquisition in the third quarter of fiscal 2005, we did not incur significant charges of this nature, and the exclusion of this amount helps investors understand a significant reason why our GAAP operating expenses increased in periods subsequent to the PeopleSoft acquisition. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.

•	Acquisition related charges and restructuring costs: We incurred significant expenses in connection with acquisitions, principally PeopleSoft and Siebel, which we would not have otherwise incurred. Acquisition related charges primarily consist of in-process research and development expenses, integration-related professional services, stock-based compensation expenses (in addition to the stock-based compensation expenses described above), and personnel related costs for transitional employees. Stock-based compensation included in acquisition related charges resulted from unvested options assumed in acquisitions whose vesting was fully accelerated upon termination of the employees pursuant to the terms of the options. Restructuring costs consist of Oracle employee severance and Oracle duplicate facility closures in connection with acquisitions. We believe it is useful for investors to understand the effect of these expenses on our cost structure. Although acquisition related charges and restructuring costs are not recurring with respect to past acquisitions, we will incur these charges in connection with future acquisitions.